                                  EXHIBIT 2(d)


                         SHAREHOLDERS' VOTING AGREEMENT
                              AND IRREVOCABLE PROXY

        SHAREHOLDERS' VOTING AGREEMENT (the "Agreement") made this 25th day of September, 1996 by and among VGBS Acquisition Corporation, a New York corporation ("VGBS"), Steven B. Sands, Martin S. Sands, Sands Brothers, Ltd., John P. Holmes and Raymond C. Sparks (each of the foregoing parties to this Agreement is hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders").

        WHEREAS, the Shareholders are the owners of issued and outstanding shares of Common Stock, par value $.001 per share (the "Stock"), of The Village Green Bookstore, Inc.
(the "Company").

        WHEREAS, it being in the best interests of the Company and the Shareholders, the Shareholders desire to enter into an agreement to be specifically enforceable against each Shareholder pursuant to which each Shareholder agrees to vote his Stock in the manner and for the purposes specified herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and the sum of Five Dollars ($5.00), the Shareholders hereby agree as follows:

        1. Voting Agreement. Each Shareholder, individually and on behalf of all of his respective assigns, successors, affiliates, limited partnerships, subsidiaries and divisions, and with respect to any Stock beneficially owned, directly or indirectly, including any trust over which such Shareholder exercises control, agrees to grant VGBS or any entity to which VGBS assigns its rights under that Credit Agreement between VGBS and the Company dated September 25, 1996 (the "Line of Credit Agreement"), the absolute right to vote all Stock of the Company held by such Shareholder, whether such shares of Stock are presently owned or hereinafter acquired, on any and all corporate matters which are presented by the Company to its shareholders for a vote.

        2. Irrevocable Proxy. In order to insure the voting of the Shareholders in accordance with this Agreement, each Shareholder agrees to execute an irrevocable proxy simultaneously with the execution of this Agreement in the form attached hereto as Exhibit A. Such irrevocable proxy grants to VGBS, or to any entity to which VGBS assigns its rights under the Line of Credit Agreement, the right to vote or to execute and deliver Shareholder written consents in respect of all Stock now owned or hereafter registered in the name of each Shareholder. It is understood and agreed that such irrevocable proxy gives VGBS or its assigns the absolute right to vote the respective shares of Stock of the Company held by each Shareholder, whether currently owned or hereafter acquired, on any and all corporate matters which are presented by the Company to its shareholders for a vote.

        3. Legended Certificates. Each Shareholder agrees to the placement of a legend on each of his stock certificates representing shares of stock covered by this Agreement stating that such shares are restricted by this Voting Agreement.

        4. Changes in Common Stock. In the event that subsequent to the date of this Agreement, any stock or other securities are issued on, or in exchange for, any of the shares of Stock held by the Shareholders by reason of any stock dividend, stock split, consolidation of shares, reclassification, or consolidation involving the Company, such securities shall be deemed to be Stock for purposes of this Agreement.

        5. Representations of Shareholders. Each Shareholder hereby represents and warrants to each of the other Shareholders and to VGBS that (i) Exhibit B attached hereto includes all shares owned directly or indirectly by him and all shares over which he has the right to vote; (ii) he has full power to enter into this Agreement and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof; and (iii) he will not take any action inconsistent with the purposes and provisions of this Agreement.

        6. Enforceability. Each Shareholder agrees that this Agreement shall be governed by and construed with the laws of the State of New York applicable to agreements made and to be performed entirely in such state, without regard to such state's laws respecting the conflict of laws. Each Shareholder agrees that the terms of this Agreement are specifically enforceable by any New York court of competent jurisdiction.

        7.     General Provisions.

               (a) All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

               (b) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

               (c) This Agreement shall remain in effect from the date set forth hereof until September 15, 2001.

               (d) If any provision of this Agreement shall be declared null, void or unenforceable by any court or administrative board, such provision shall be deemed to have been severed from the remainder of this Agreement and this Agreement shall continue in all other respects to be valid and enforceable.

               (e) No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

               (f) Whenever the context of this Agreement shall so require, the use of the singular shall also include the plural and the use of any gender shall include both genders.

        IN WITNESS WHEREOF, each Shareholder has executed this Agreement on the date and year first above written.


                                       SANDS BROTHERS, LTD.


                                       By:      /s/ Steven B. Sands
                                          -------------------------------------
                                          Name:         Steven B. Sands
                                          Title: Chairman



                                                /s/ John P. Holmes
                                          -------------------------------------
                                              JOHN P. HOLMES


                                                /s/ Raymond C. Sparks
                                          -------------------------------------
                                              RAYMOND C. SPARKS


                                                /s/ Steven B. Sands
                                          -------------------------------------
                                              STEVEN B. SANDS


                                                /s/ Martin S. Sands
                                          -------------------------------------
                                              MARTIN S. SANDS


                                       VGBS ACQUISITION CORPORATION


                                       By:      /s/ James A. Villa
                                          -------------------------------------
                                          Name:         James A. Villa
                                          Title: President

              SHAREHOLDERS' VOTING AGREEMENT AND IRREVOCABLE PROXY

                                  BY AND AMONG

                          VGBS ACQUISITION CORPORATION,
                              SANDS BROTHERS, LTD.,
                                 JOHN P. HOLMES,
                               RAYMOND C. SPARKS,
                               STEVEN B. SANDS AND
                                 MARTIN S. SANDS

                 IDENTIFICATION OF CONTENTS OF OMITTED EXHIBITS


EXHIBITS
Exhibit A:                   Irrevocable Proxy
Exhibit B:                   List of Shares Owned by Shareholders